Exhibit 99.1

Press Release Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: April 20, 2006

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

FIRST QUARTER EARNINGS

EPS increase 30%

Deposits growing at 48% pace

Loans growing at 27% pace

Smithtown, NY, April 20, 2006 - Smithtown Bancorp (NASDAQ: SMTB), the parent company of Bank of Smithtown, today announced that the company had earnings for the first quarter of 2006 of $3,078,472, or $.52 per share. These basic earnings per share reflect a 30.00% increase over the same period last year. Basic earnings per share for the last twelve months now stand at $2.00.

Net income for the first quarter grew on a year-over-year basis from $2,348,877 to $3,078,472, an increase of 31.06%.

Deposits continued to grow at a rapid pace during the first quarter. Deposits increased by approximately $84 million, to $780.8 million at quarter-end. This figure represents deposit growth of 12.03% during the first quarter alone. On an annualized basis, this figure would equate to deposit growth of more than 48%. During the last twelve months, deposits have grown by 25.53%. Last year, deposits grew by more than 35%.

Most of the first quarter deposit growth was in core deposits. Approximately 14% of the growth was in checking account balances, and 47% of the growth was in savings, money market and NOW accounts, meaning that more than 61% of the first quarter deposit growth was in core deposits.

Loan growth was also strong. Loans grew by $46.8 million during the first quarter, to $745.2 million at the end of the period. This figure represents loan growth of 6.70% during the first quarter, or 26.80% on annualized basis. During the last twelve months, loans have grown by 29.22%. The company has had average loan growth of 25% per year for the last 10 years.

Asset quality remained strong with nonperforming loans of only $51,952 at quarter-end, representing less than .01% of total loans. Net charge-offs were less than .02% of average loans.

The company’s return on average equity for the first quarter was 21.54%. ROAE over the last twelve months was 21.90%. The company’s average ROAE over the last 10 years is 23.13%. The average ROAE for the 515 banks in the United States with assets between $500 million and $1 billion is 12.54%.

Return on average assets for the quarter was 1.38%. ROAA over the last twelve months was 1.42%. The average ROAA for all commercial banks in New York State is .86%.

Efficiency for the first quarter was 52.98%, similar to the efficiency ratio of 52.83% for last year. Net interest margin for the first quarter was 4.25%, which is 4 basis points lower than the same period last year and 14 basis points lower than the margin for all of last year. This slight margin compression was caused by increasing rate competition for deposits on Long Island.

Bank of Smithtown currently has five new branches in various stages of development in Bohemia, Coram, Setauket, Deer Park and Nesconset. The bank expects to open the Bohemia branch during the third quarter and the Coram branch during the fourth quarter.

During the past six months, the price for the company’s stock has risen by more than 30%. Over the last 11 years, the market value of the company’s stock has risen at a compounded annual growth rate of more than 30% per year.

The company recently approved a 3-for-2 stock split in the form of a 50% stock dividend payable on May 5, 2006, to shareholders of record as of April 21, 2006. This will be the company’s fifth stock split during the last eight years. Subsequent to the split, the company will have had earnings of $.35 per share for the first quarter. This figure will reflect the new number of 8,885,589 outstanding shares.

*    *    *

Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

Selected Financial Data

(in thousands, except per share data)

	3/31/2006	3/31/2005	% Growth 2005 to 2006
Basic Earnings per share	$0.52	$0.40	30.00%
Diluted Earnings per share	0.52	0.40	30.00%

Assets	$927,741	$754,132	23.02%
Loans	745,169	576,663	29.22%
Deposits	780,784	621,989	25.53%

Return on Average Equity	21.54%	19.69%	—
Cash Return on Average Equity [1]	22.18%	19.78%	—
Return on Average Tangible Equity [2]	22.57%	20.01%	—
Cash Return on Average Tangible Equity [3]	23.24%	20.10%	—

Return on Average Assets	1.38%	1.30%	—
Cash Return on Average Assets [1]	1.42%	1.31%	—
Return on Average Tangible Assets [2]	1.38%	1.30%	—
Cash Return on Average Tangible Assets [3]	1.42%	1.31%	—

Net Interest Margin	4.25%	4.29%	—

Efficiency	52.98%	57.79%	—
Efficiency - Cash Basis [1]	51.64%	57.59%	—

[1]	Excludes amortization of intangibles
[2]	Excludes intangible assets
[3]	Excludes amortization of intangibles and intangible assets

SMITHTOWN BANCORP

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	As of March 31,
	2006	2005
ASSETS
Cash and due from banks	$12,464	$9,463
Federal funds sold	158	30,974

Total cash and cash equivalents	12,622	40,437

Investment securities:
Obligations of U.S. government treasuries	6,924	6,880
Obligations of U.S. government agencies	94,065	64,547
Mortgage - backed securities	4,317	3,043
Obligations of state and political subdivisions	13,576	14,135
Other securities	2,000	2,992

Total investment securities	120,882	91,597

Restricted securities	4,084	4,005

Loans	745,169	576,663
Less: allowance for loan losses	6,552	5,060

Loans, net	738,617	571,603

Bank premises and equipment	18,352	18,065

Other assets
Cash value of bank-owned life insurance	17,732	17,099
Goodwill	481	389
Intangible assets	2,469	447
Other	12,719	10,490

Total other assets	33,401	28,425

Total assets	$927,958	$754,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Demand (non-interest bearing)	$107,505	$95,740
Money market	254,693	210,087
NOW	34,369	29,877
Savings	45,210	53,945
Time	339,007	232,340

Total deposits	780,784	621,989

Dividends payable	355	355
Other borrowings	63,740	67,000
Subordinated debt	18,217	11,000
Other liabilities	6,176	5,275

Total liabilities	869,272	705,619

Stockholders’ equity
Common stock - $.01 par value (20,000,000 shares authorized; 7,167,280 shares issued; 5,923,726 shares outstanding)	72	72
Additional paid in capital	4,408	4,408
Unearned stock awards	(246)	—
Retained earnings	64,847	54,474
Accumulated other comprehensive loss	(333)	(379)

	68,748	58,575
Less: treasury stock (1,243,554 shares at cost)	(10,062)	(10,062)
Total stockholders’ equity	58,686	48,513

Total liabilities and stockholders’ equity	$927,958	$754,132

SMITHTOWN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2006	2005
Interest income
Loans	$13,713	$9,756
Federal funds sold	153	205
Investment securities:
Taxable:
Obligations of U.S. Treasury	61	11
Obligations of U.S. government agencies	853	381
Mortgage - backed securities	58	44
Other securities	22	29

Subtotal	994	465
Exempt from federal income taxes:
Obligations of state & political subdivisions	125	117
Other	47	10

Total interest income	15,032	10,553

Interest expense
Money market accounts (including savings)	1,880	739
Time deposits of $100,000 or more	1,261	592
Other time deposits	2,058	1,306
Other borrowings	716	601
Subordinated debt	210	154

Total interest expense	6,125	3,392

Net interest income	8,907	7,161
Provision for loan losses	600	140

Net interest income after provision for loan losses	8,307	7,021

Noninterest income
Trust and investment services	120	103
Service charges on deposit accounts	503	471
Revenues from insurance agency	1,021	867
Net gain (loss) on sales of investment securities	(11)	4
Increase in cash value of bank owned life insurance	157	157
Net income from equity investment	14	26
Other	580	367

Total noninterest income	2,384	1,995

Noninterest expense
Salaries	2,650	2,390
Pension and other employee benefits	634	609
Net occupancy expense of bank premises	873	779
Furniture and equipment	538	435
Amortization of intangible assets	154	18
Other	1,134	1,070

Total noninterest expense	5,983	5,301

Income before income taxes	4,708	3,715
Provision for income taxes	1,630	1,366

Net income	$3,078	$2,349

Basic earnings per share	$0.52	$0.40
Diluted earnings per share	$0.52	$0.40
Cash dividends declared	$0.06	$0.06
Weighted average shares outstanding	5,923,726	5,923,726
Comprehensive income	$3,346	$1,925